                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         August 9, 1998
                                                -------------------------------



                             The Maxim Group, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            1-13099                     58-2060334
-------------------------------------------------------------------------------
(State or other jurisdiction       (Commission File Number)   (IRS Employer
of incorporation)                                           Identification No.)


210 TownPark Drive, Kennesaw, Georgia                          30144
-------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code        (770) 590-9369
                                                   ----------------------------



                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)               Financial Statements of Business Acquired:

                  Shaw Residential Retail Group:

                  Report of Independent Public Accountants
                  Combined Balance Sheets -- July 4, 1998 (unaudited),
                           January 3, 1998 and December 28, 1996
                  Combined Statements of Operations -- For the twenty-six weeks ended July 4, 1998 (unaudited) and June 28, 1997 (unaudited), year ended January 3, 1998 and the period from inception (February 7, 1996) through December 28, 1996
                  Combined Statements of Changes in Investment by Shaw
                           Industries, Inc. -- For the twenty-six weeks ended July 4, 1998 (unaudited), year ended January 3, 1998 and the period from inception (February 7, 1996) through December 28, 1996
                  Combined Statements of Cash Flows -- For the twenty-six weeks ended July 4, 1998 (unaudited) and June 28, 1997 (unaudited), year ended January 3, 1998 and the period from inception (February 7, 1996) through December 28, 1996
                  Notes to Combined Financial Statements

                  New York Carpet World, Inc.:

                  Report of Independent Public Accountants
                  Consolidated and Combined Statement of Operations -- For the
                           six months ended June 30, 1996
                  Consolidated and Combined Statement of Changes in
                           Stockholders' Equity -- For the six months ended June 30, 1996
                  Consolidated and Combined Statement of Cash Flows -- For the
                           six months ended June 30, 1996
                  Notes to Consolidated and Combined Financial Statements

                  Report of Independent Certified Public Accountants Consolidated Balance Sheet -- December 31, 1995
                  Consolidated Statement of Income -- Year ended December 31,
                           1995
                  Consolidated Statement of Stockholders' Equity --
                           Year ended December 31, 1995
                  Consolidated Statement of Cash Flows -- Year ended December
                           31, 1995
                  Summary of Accounting Policies
                  Notes to Consolidated Financial Statements

                  Indemnification. The financial statements of New York Carpet World, Inc. as of, and for the year ended, December 31, 1995 included in this Current Report on Form 8-K and incorporated by reference to the Company's Registration Statements on Form S-8, file numbers 33-80984, 33-81002, 333-19691, 333-19693,
                  333-47299 and 333-59423, have been audited by BDO Seidman, LLP, independent public accountants, as indicated in their report with respect thereto. Shaw Industries, Inc. has agreed to indemnify BDO Seidman, LLP for costs and expenses that BDO Seidman, LLP might incur in successfully defending itself against litigation resulting from the inclusion of its report in this Current Report on Form 8-K. Such indemnification, however, shall be null and void should BDO Seidman, LLP be found by a court to be guilty of professional malpractice.

                  Carpetland USA, Inc.:

                  Report of Independent Auditors
                  Balance Sheet -- February 29, 1996
                  Statement of Operations -- Year ended February 29, 1996 Statement of Changes in Shareholders' Equity -- Year ended
                           February 29, 1996
                  Statement of Cash Flows -- Year ended February 29, 1996 Notes to Financial Statements

(b)               Pro Forma Financial Information:

                  Introduction
                  Pro Forma Condensed Balance Sheet -- July 31, 1998
                  Pro Forma Condensed Statements of Operations -- year ended
                           January 31, 1998 and six months ended July 31, 1998
                  Notes to Pro Forma Financial Statements

(c)               Exhibits:

                  2.1      Agreement and Plan of Merger, dated as of June
                           23, 1998, between The Maxim Group, Inc., CMAX Acquisition, Inc., Shaw Industries, Inc. and Shaw Carpet Showplace, Inc. (incorporated by reference from the Company's Current Report on Form 8-K dated June 23, 1998).

                  2.1.1 Amendment, dated August 9, 1998, to Agreement and Plan of Merger, dated as of June 23, 1998, between The Maxim Group, Inc., CMAX Acquisition, Inc., Shaw Industries, Inc. and Shaw Carpet Showplace, Inc. (incorporated by reference from the Company's Current Report on Form 8-K dated August 9,
                           1998).

                  23.1     Consent of Arthur Andersen LLP.

                  23.2     Consent of Ernst & Young LLP.

                  23.3     Consent of BDO Seidman, LLP.

                          SHAW RESIDENTIAL RETAIL GROUP


                          COMBINED FINANCIAL STATEMENTS
           AS OF JULY 4, 1998, JANUARY 3, 1998, AND DECEMBER 28, 1996
                                  TOGETHER WITH
                                AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Shaw Industries, Inc.:


We have audited the accompanying combined balance sheets of SHAW RESIDENTIAL RETAIL GROUP (a division of Shaw Carpet Showplace, Inc., a wholly owned subsidiary of Shaw Industries, Inc.) as of January 3, 1998 and December 28, 1996 and the related combined statements of operations, changes in investment by Shaw Industries, Inc., and cash flows for the year ended January 3, 1998 and the period from inception (February 7, 1996) through December 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shaw Residential Retail Group as of January 3, 1998 and December 28, 1996 and the results of their operations and their cash flows for the year ended January 3, 1998 and the period from inception (February 7, 1996) through December 28, 1996, in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP




Atlanta, Georgia
October 22, 1998

                          SHAW RESIDENTIAL RETAIL GROUP


                             COMBINED BALANCE SHEETS

               JULY 4, 1998, JANUARY 3, 1998 AND DECEMBER, 28 1996




                                 (IN THOUSANDS)





                                     ASSETS

                                                                     JULY 4,         January 3,      December 28,
                                                                      1998              1998             1996
                                                                   ----------        ----------      ------------
                                                                   (UNAUDITED)
CURRENT ASSETS:
    Cash and cash equivalents                                       $  10,980         $  11,208        $  11,109
    Trade accounts receivable, net of allowance for
       doubtful accounts of $2,039, $3,574, and
       $2,452 at July 4, 1998, January 3, 1998, and
       December 28, 1996, respectively                                 14,727            19,524           12,066
    Related party receivables                                               0             1,698            1,759
    Other receivables                                                   4,321             4,159            2,720
    Inventories                                                        45,801            48,593           52,522
    Deferred tax asset                                                  5,537             4,568              411
    Other current assets                                                4,583             3,584            3,354
                                                                     --------          --------         --------
              Total current assets                                     85,949            93,334           83,941

PROPERTY, PLANT, AND EQUIPMENT, NET                                    19,090            23,902           18,704


GOODWILL, NET                                                         133,667           134,491           94,456

OTHER ASSETS                                                            3,133             2,983            3,626
                                                                     --------          --------         --------
                                                                     $241,839          $254,710         $200,727
                                                                     ========          ========         ========

               LIABILITIES AND INVESTMENT BY SHAW INDUSTRIES, INC.

                                                       JULY 4,         January 3,       December 28,
                                                        1998              1998              1996
                                                      --------         ---------        ------------
                                                     (UNAUDITED)
CURRENT LIABILITIES:
    Current maturities of long-term debt and
       capital lease obligations                      $     288         $   1,026        $   1,268
    Accounts payable                                      4,800            10,079           16,418
    Related party payables                               46,116            32,348            3,969
    Accrued expenses                                     21,517            35,853           43,616
                                                       --------          --------         --------
              Total current liabilities                  72,721            79,306           65,271

LONG-TERM DEBT AND CAPITAL LEASE
  OBLIGATIONS, LESS CURRENT MATURITIES                    1,244             2,049            3,044

DEFERRED INCOME TAXES                                     5,537             4,568              411

OTHER LIABILITIES                                         1,047             1,965                0
                                                       --------          --------         --------
              Total liabilities                          80,549            87,888           68,726

COMMITMENTS AND CONTINGENCIES (NOTE 8)

INVESTMENT BY SHAW INDUSTRIES,
 INC. (NOTE 1)                                          161,290           166,822          132,001
                                                       --------          --------         --------
                                                       $241,839          $254,710         $200,727
                                                       ========          ========         ========










         The accompanying notes are an integral part of these combined balance sheets.

                          SHAW RESIDENTIAL RETAIL GROUP


                        COMBINED STATEMENTS OF OPERATIONS

             FOR THE 26 WEEKS ENDED JULY 4, 1998 AND JUNE 28, 1997,

                     FOR THE YEAR ENDED JANUARY 3, 1998, AND

                FOR THE PERIOD FROM INCEPTION (FEBRUARY 7, 1996)

                            THROUGH DECEMBER 28, 1996

                                 (IN THOUSANDS)







                                                              26 Weeks Ended                Fiscal Year Ended
                                                        ------------------------       ----------------------------
                                                         JULY 4,        June 28,       January 3,      December 28,
                                                          1998            1997            1998             1996
                                                        --------        --------       ----------      ------------
                                                               (UNAUDITED)

NET SALES                                               $ 266,944       $ 283,252       $ 583,843       $330,871
COST OF SALES, INCLUDING PURCHASES FROM SHAW
   INDUSTRIES, INC. TOTALING $89,436, $60,175,
   $140,619, AND $30,673, RESPECTIVELY                    165,082         174,758         366,578        198,268
                                                        ---------       ---------       ---------       --------
            Gross profit                                  101,862         108,494         217,265        132,603

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE,
   INCLUDING COSTS ALLOCATED FROM SHAW INDUSTRIES,
   INC. TOTALING $4,226 $5,950, $26,732, AND $0,
   RESPECTIVELY                                           114,669         125,902         254,002        127,211

OTHER EXPENSE (INCOME):
   Interest expense, net                                      289               0             146            258
   Preopening costs                                             0               0             735              0
   Store closing costs                                          0               0          14,711              0
   Other expense (income)                                     115             (64)            230          1,557
                                                        ---------       ---------       ---------       --------
            (Loss) earnings before income taxes           (13,211)        (17,344)        (52,559)         3,577

PROVISION FOR INCOME TAXES                                      0               0               0          3,247
                                                        ---------       ---------       ---------       --------
NET (LOSS) EARNINGS                                     $ (13,211)      $ (17,344)      $ (52,559)      $    330
                                                        =========       =========       =========       ========






              The accompanying notes are an integral part of these
                              combined statements.

                          SHAW RESIDENTIAL RETAIL GROUP


                  COMBINED STATEMENTS OF CHANGES IN INVESTMENT

                            BY SHAW INDUSTRIES, INC.

             FOR THE 26 WEEKS ENDED JULY 4, 1998 AND JUNE 28, 1997,

                     FOR THE YEAR ENDED JANUARY 3, 1998, AND

                FOR THE PERIOD FROM INCEPTION (FEBRUARY 7, 1996)

                            THROUGH DECEMBER 28, 1996

                                 (IN THOUSANDS)






BALANCE, FEBRUARY 7, 1996                                                      $       0

    Net investment by Shaw Industries, Inc.                                      131,671
    Net earnings for the period from inception (February 7, 1996) through
      December 28, 1996                                                              330
                                                                               ---------
BALANCE, DECEMBER 28, 1996                                                       132,001

    Net investment by Shaw Industries, Inc.                                       87,380
    Net loss for the year ended January 3, 1998                                  (52,559)
                                                                               ---------
BALANCE, JANUARY 3, 1998                                                         166,822

    Net investment by Shaw Industries, Inc. (unaudited)                            7,679
    Net loss for the 26 weeks ended July 4, 1998 (unaudited)                     (13,211)
                                                                               ---------
BALANCE, JULY 4, 1998 (UNAUDITED)                                              $ 161,290
                                                                               =========






              The accompanying notes are an integral part of these
                              combined statements.

                          SHAW RESIDENTIAL RETAIL GROUP


                        COMBINED STATEMENTS OF CASH FLOWS

             FOR THE 26 WEEKS ENDED JULY 4, 1998 AND JUNE 28, 1997,

                     FOR THE YEAR ENDED JANUARY 3, 1998, AND

                FOR THE PERIOD FROM INCEPTION (FEBRUARY 7, 1996)

                            THROUGH DECEMBER 28, 1996

                                 (IN THOUSANDS)




                                                                        26 Weeks Ended        Fiscal Year Ended
                                                                     -------------------  ------------------------
                                                                      JULY 4,   June 28,  January 3,  December 28,
                                                                       1998       1997       1998         1996
                                                                     ---------  --------  ----------  ------------
                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) earnings                                               $(13,211) $(17,344)   $(52,559)   $     330
                                                                     --------  --------    --------    ---------
   Adjustments to reconcile net (loss) earnings to net cash
      (used in) provided by operating activities:
         Depreciation and amortization                                  6,328     5,491      10,981        4,403
         Changes in operating assets and liabilities:
            Trade accounts receivable                                   4,869    (3,028)        263       (2,575)
            Related party receivables                                   1,698     1,759          61       (1,759)
            Inventories                                                 2,792     7,127      18,286        6,156
            Accounts payable                                           (5,279)   38,822     (12,990)     (22,771)
            Related party payables                                     13,768    (3,969)     28,379        3,969
            Accrued expenses                                          (41,986)  (23,417)    (15,235)      27,428
            Other, net                                                 (1,383)    3,373       1,430         (116)
                                                                     --------  --------    --------    ---------
               Total adjustments                                      (19,193)   26,158      31,175       14,735
                                                                     --------  --------    --------    ---------
               Net cash (used in) provided by operating
                 activities                                           (32,404)    8,814     (21,384)      15,065
                                                                     --------  --------    --------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                     0    (7,241)     (2,827)      (1,763)
   Retirements of fixed assets, net                                     1,834         0           0            0
                                                                     --------  --------    --------    ---------
               Net cash provided by (used in) investing
                 activities                                             1,834    (7,241)     (2,827)      (1,763)
                                                                     --------  --------    --------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital contribution                                                31,885       311      29,892            0
   Principal payments on long-term debt and capital lease
      obligations                                                      (1,543)   (2,374)     (7,681)      (2,895)
   Cash acquired from contributed entities                                  0     1,610       2,099        1,849
   Distribution of capital                                                  0         0           0       (1,147)
                                                                     --------  --------    --------    ---------
               Net cash provided by (used in) financing
                 activities                                            30,342      (453)     24,310       (2,193)
                                                                     --------  --------    --------    ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                     (288)    1,120          99       11,109


CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                         11,208    11,109      11,109            0
                                                                     --------  --------    --------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                             $ 10,980  $ 12,229     $11,208      $11,109
                                                                     ========  ========     =======      =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Cash paid during the period for:
         Interest                                                    $    289  $     73    $    146     $     42
                                                                     ========  ========     =======      =======



              The accompanying notes are an integral part of these
                              combined statements.

                          SHAW RESIDENTIAL RETAIL GROUP


                     NOTES TO COMBINED FINANCIAL STATEMENTS

               JULY 4, 1998, JANUARY 3, 1998 AND DECEMBER 28, 1996



1.   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

     Shaw Residential Retail Group (the "Company" or the "Group") operates retail floorcovering outlets throughout the United States and was formed on February 7, 1996 ("Inception"). The Group's stores offer a wide variety of carpet, linoleum, vinyl and ceramic tile, and other floorcovering products for residential use. It has heretofore been operated as a division of Shaw Carpet Showplace, Inc., a wholly owned subsidiary of Shaw Industries, Inc. ("Shaw"), and is headquartered in Dalton, Georgia.

     On August 9, 1998, substantially all of the assets and selected liabilities of the Group were sold to The Maxim Group, Inc. ("Maxim") for $25,000,000 in cash, a note payable to Shaw of approximately $18,048,000 and 3,150,000 shares of Maxim's common stock (the "Sale") subject to post-closing adjustments.

     FISCAL PERIOD

     The Group's fiscal year-end is the Saturday closest to December 31. Fiscal 1997 consisted of 53 weeks while fiscal 1996 consisted of 52 weeks.

     BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of the Group. The accompanying combined financial statements do not include information relating to Shaw Carpet Showplace stores, a distinct retail concept also operated by Shaw Carpet Showplace, Inc. Intragroup balances and transactions have been eliminated.

     As indicated above, the accompanying combined financial statements present the financial position, results of operations, and cash flows of the Group as if it were a separate entity for all periods presented. In accordance with Staff Accounting Bulletin No. 54 of the Securities and Exchange Commission.

     Shaw performs certain services and incurs certain costs for the Group. Services provided include tax, treasury, risk management, employee benefits, legal, data processing, application of cash receipts and other general corporate services. The costs of these services provided by Shaw have been allocated to the Group based on a combination of estimated use of the services and the relative sales of the Group's business to the total consolidated operations of Shaw. Corporate costs of Shaw totaling $26,732,000 have been allocated to the Group for the year ended January 3, 1998. No such services were provided to the Group during the period from Inception through December 28, 1996. In the opinion of management, the method of allocating these costs is reasonable. However, the costs of services charged to the Group are not necessarily indicative of the costs that would have been incurred if the Group had performed these functions. Subsequent to the transfer of substantially all of the assets and selected liabilities to Maxim referred to above, the Group performs these functions using its own resources or purchased services, including services purchased from Shaw during a transition period.

     Shaw administers its self-insurance programs on a corporate-wide basis and charges its individual participating subsidiaries and divisions based on estimated claims and loss experience. The accompanying combined balance sheets include accruals for workers' compensation and employee group health claims.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     The Group recognizes revenue upon installation or delivery of the merchandise, depending on the terms of the sale.

     CASH AND CASH EQUIVALENTS

     The Group considers all investments with an original maturity of three months or less to be cash equivalents.

     TRADE ACCOUNTS RECEIVABLE

     The Group accounts for receivables sold to a financial institution under its private label credit card financing program in accordance with Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". Approximately $43,296,000 and $0 of accounts receivable sold under this program were outstanding at January 3, 1998 and December 28, 1996, respectively. At January 3, 1998, the Group had recorded a liability of approximately $3,816,000 for recourse provisions under this financing program.

     INVENTORIES

     Inventories, consisting primarily of floorcovering products held for resale, are recorded at the lower of cost or market, with cost determined on a specific identification basis and market determined based on the lower of replacement cost or estimated realizable value.

     PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment is recorded at cost. Renewals and betterments are capitalized; maintenance, repairs, and minor replacements are charged to expense as incurred. The cost and accumulated depreciation of property retired or otherwise disposed of are removed from the accounts, and any gains or losses thereon are included in income for the period. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

                        Buildings                     15 to 39 years
                        Leasehold improvements        Related lease terms
                        Machinery and equipment       5 to 14 years

     GOODWILL

     Costs in excess of the fair value of net assets of businesses acquired are recorded as goodwill and amortized on a straight-line basis over 20 years. The recoverability of goodwill is periodically reviewed by management based on current and anticipated conditions. The Group evaluates the carrying value of goodwill in relation to the operating performance and future undiscounted cash flows of the underlying businesses and adjusts the carrying amount of the goodwill if the unamortized balance exceeds the estimate of future undiscounted cash flows. Accumulated amortization was approximately $9,449,000 and $2,866,000 at January 3, 1998 and December 28, 1996, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Group's financial instruments consist primarily of cash, trade accounts receivable, accounts payable and long-term debt. The carrying amounts of cash, trade accounts receivable and accounts payable approximate their fair values due to the short-term maturity of such instruments. The carrying amount of long-term debt approximates its fair value, as interest rates on debt approximate current market rates.

     EMPLOYEE BENEFIT PLANS

     Certain of the Group's employees who meet eligibility requirements are included in a Shaw-sponsored defined contribution plan. Shaw's Retirement Savings Plan provides, among other things, for voluntary contributions by employees not to exceed 15% of their gross salaries and wages. Shaw provides matching contributions of 25% to 50% based on the employee's contributions.

     PREOPENING EXPENSES

     Preopening and start-up expenses applicable to new stores are expensed as incurred.

     ADVERTISING COSTS

     The costs of the Group's advertising activities are expensed as incurred and are reflected as operating expenses in the accompanying combined statements of operations.

     OCCUPANCY COSTS

     Occupancy costs, consisting primarily of depreciation of store assets, rent, utilities and property taxes are reflected as costs of goods sold in the accompanying combined statements of operations. Occupancy cost was approximately $22,302,000, $22,142,000, $47,840,000, and $22,033,000 for
     the 26 week periods ended July 4, 1998 and June 28, 1997, the year ended January 3, 1998, and the period from Inception through December 28, 1996, respectively.

     INCOME TAXES

     For federal and state income tax purposes, the operations of the Group have been included in Shaw's consolidated tax returns. Income taxes in the accompanying combined financial statements have been computed assuming that the Group was a stand-alone entity.

     The group accounts for income taxes based on the liability method of accounting and, consequently, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     INVESTMENT BY SHAW INDUSTRIES, INC.

     Investment by Shaw Industries, Inc. represents the net, noninterest bearing assets invested in the Group by Shaw.

     INTERIM FINANCIAL INFORMATION

     The combined financial statements and related information for the 26 week periods ended July 4, 1998 and June 28, 1997 are unaudited and have been prepared in accordance with the Securities and Exchange Commission's requirements for such interim financial statements. The unaudited interim combined financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary to present fairly the Group's financial position, results of operations and cash flows at the dates and for the periods presented have been included. All such interim adjustments are of a normal recurring nature.

     included herein. Interim results of operations are not necessarily indicative of the results to be expected for a full year.


2.   ACQUISITIONS

     The following acquisitions were accounted for under the purchase method of accounting, applying the provisions of Accounting Principles Board ("APB") Opinion No. 16, and as a result, the Group recorded the tangible and identifiable intangible assets and liabilities of the acquired businesses at their estimated fair values with the excess of the purchase price over these amounts being recorded as goodwill which is amortized over 20 years. The accompanying combined financial statements reflect the operations of the acquired businesses for the periods after their respective dates of acquisition. During the periods presented in the accompanying combined financial statements, Shaw acquired numerous entities which were contributed to the Group, the most significant of which are as follows:

     Effective February 7, 1996, Shaw acquired substantially all of the net assets of Carpetland USA, a residential floorcovering retailer. The purchase price was approximately $36,200,000 and resulted in goodwill of approximately $30,970,000 at the acquisition date.

     Effective July 31, 1996, Shaw acquired substantially all of the net assets of New York Carpet World, Inc. and subsidiaries, a residential floorcovering retailer. The purchase price was approximately $94,000,000 and resulted in goodwill of approximately $60,864,000 at the acquisition date.

     Effective January 1, 1997, Shaw acquired substantially all of the net assets of The Carpet Exchange, a residential floorcovering retailer. The purchase price was approximately $22,000,000 and resulted in goodwill of approximately $18,000,000 at the acquisition date.


3.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at January 3, 1998 and December 28, 1996 is summarized as follows (in thousands):

                                                                     1997           1996
                                                                    -------        -------

              Land and improvements                                 $    73        $    73
              Buildings and leasehold improvements                   21,563         13,303
              Machinery and equipment                                10,545          8,082
                                                                    -------        -------
                                                                     32,181         21,458
              Less accumulated depreciation and amortization         (8,279)        (2,754)
                                                                    -------        -------
                                                                    $23,902        $18,704
                                                                    =======        =======

     Depreciation expense for the year ended January 3, 1998 and the period from Inception through December 28, 1996 was approximately $4,398,000 and $1,537,000, respectively, and is recorded in operating expense in the accompanying combined statements of operations.


4.   ACCRUED EXPENSES

     Accrued expenses at January 3, 1998 and December 28, 1996 consisted of the following (in thousands):

                                                        1997           1996
                                                       -------        -------
              Customer deposits                       $  9,199       $  5,753
              Accrued payroll                            4,526          6,185
              Other accrued expenses                    22,128         31,678
                                                       -------        -------
                            Total                      $35,853        $43,616
                                                       =======        =======


5.   LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long-term debt and capital lease obligations at January 3, 1998 and December 28, 1996 are summarized as follows (in thousands):

                                                                                      1997         1996
                                                                                     ------       ------
              Equipment note payable to a bank, 6.6% interest rate,
              matures September 1998                                                 $   69       $  156

              Equipment note payable to a bank, 8.25% interest rate,
              matures November 2005                                                     455          494

              Installment note payable to a bank, 6.9% interest rate,
              matures August 2005                                                       249          273

              Capitalized leases                                                      2,302        3,389
                                                                                     ------       ------
                                                                                      3,075        4,312

              Less current portion                                                    1,026        1,268
                                                                                     ------       ------
                                                                                     $2,049       $3,044
                                                                                     ======       ======

     The aggregate annual maturities of long-term debt and capital lease obligations during the years subsequent to January 3, 1998 are as follows (in thousands):

                       1998                        $1,026
                       1999                         1,032
                       2000                           334
                       2001                           285
                       2002                            93
                       2003 and thereafter            305
                                                   ------
                                                   $3,075
                                                   ======


6.   INCOME TAXES

     The current provision for income taxes consisted of the following for the year ended January 3, 1998 and the period from Inception through December 28, 1996 (in thousands):

                                                  1997         1996
                                                  ----        ------

                           U.S. federal           $  0        $2,767
                           State and local           0           480
                                                  ----        ------
                                                  $  0        $3,247
                                                  ====        ======


     The differences between the federal statutory income tax rate and the Group's effective tax rate were as follows at January 3, 1998 and December 28, 1996 (in thousands):

                                                                      1997          1996
                                                                     ------        ------
              Federal statutory rate                                 $(17,870)     $ 1,427
              State income taxes, net of federal tax benefit           (3,101)           0
              Nondeductible goodwill                                      296            3
              Change in valuation allowance                            10,723        2,935
              Other, net                                                9,952       (1,118)
                                                                     --------      -------
                                                                     $      0      $ 3,247
                                                                     ========      =======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at January 3, 1998 and December 28, 1996 are presented below (in thousands):

                                                                             1997           1996
                                                                          ---------      ---------
              Deferred income tax assets:
                  Property, plant, and equipment                          $     361      $    (31)
                  Accounts receivable, principally due to
                     allowance for doubtful accounts                          1,502            820
                  Inventories, principally due to additional costs
                     inventoried for tax purposes                               809          1,187
                  Accrued expenses                                            1,026          1,466
                  Net operating loss carryforwards                           13,889              0
                                                                          ---------      ---------
                            Total gross deferred income tax assets
                                                                             17,587          3,442
              Deferred income tax liabilities:
                  State tax expense                                            (298)          (298)
                  Lease expense                                                (227)           (41)
                  Other, net                                                 (3,404)          (168)
                                                                          ---------      ---------
                            Total gross deferred income tax
                               liabilities                                   (3,929)          (507)
                                                                          ---------      ---------
              Net deferred income tax assets                                 13,658          2,935
              Less valuation allowance                                      (13,658)        (2,935)
                                                                          ---------      ---------
                                                                          $       0      $       0
                                                                          =========      =========

7.   CHARGE TO RECORD STORE CLOSING COSTS

     In December 1997, the Group announced a plan to close approximately 52 retail stores which resulted in a charge to operations of $14,711,000 consisting primarily of reductions in the carrying value of long-lived assets of approximately $3,600,000 and reserves for exit costs and employee termination benefits of approximately $8,836,000 and $2,335,000, respectively. The stores to be closed had combined net sales of approximately $90,000,000 in 1997, but contributed negatively to the Group's profitability.

8.   COMMITMENTS AND CONTINGENCIES

     LEGAL

     The Group is party to several lawsuits incidental to its various activities and incurred in the ordinary course of business. The Group believes that it has meritorious defenses in each case. After consultation with counsel, it is the opinion of management that, although there can be no assurance given, none of the claims, when resolved, will have a material adverse effect on the Group.

     LEASES

     The Company is a party to noncancellable lease agreements involving property and equipment, which extend for varying periods up to 20 years. Certain of these leases have options to renew at varying terms.

     Rental expense for operating leases amounted to $30,016,000 and $12,644,000 for the year ended January 3, 1998 and the period from Inception through December 28, 1996, respectively.

     The Group has entered into several capitalized leases for machinery and equipment at a cost of $1,291,000 at January 3, 1998 and December 28, 1996. These assets are amortized on a straight-line basis over the lease terms and amortization is included in depreciation expense. Accumulated amortization of capital lease cost was $483,000 and $193,000 at January 3, 1998 and December 28, 1996, respectively. The related obligations are included in long-term debt.

     Minimum future lease obligations on long-term noncancellable leases in effect at January 3, 1998 are summarized as follows (in thousands):

                                                                                    TOTAL
                                                   CAPITAL       OPERATING         FUTURE
                                                   LEASES         LEASES          PAYMENTS
                                                   -------       ---------       ---------
     1998                                           $1,226       $  24,888        $ 26,114
     1999                                            1,141          23,139          24,280
     2000                                              323          21,876          22,199
     2001                                              213          19,914          20,127
     2002                                                6          13,156          13,162
     2003 and thereafter                                 0          39,348          39,348
                                                    ------        --------        --------
               Total minimum lease payments          2,909        $142,321        $145,230
     Less amount representing interest                 607        ========        ========
                                                    ------
                                                    $2,302
                                                    ======

                  NEW YORK CARPET WORLD, INC. AND SUBSIDIARIES

                            CONSOLIDATED AND COMBINED
                       FINANCIAL STATEMENTS AND SCHEDULES
                               AS OF JUNE 30, 1996
                                  TOGETHER WITH
                                AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To Shaw Industries, Inc.:


We have audited the accompanying consolidated and combined statements of operations, stockholders' equity, and cash flows of NEW YORK CARPET WORLD, INC. (a Michigan corporation) AND SUBSIDIARIES (see Note 1) for the six-month period ended June 30, 1996. These financial statements are the responsibility of Shaw Industries, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of New York Carpet World, Inc. and subsidiaries for the six-month period ended June 30, 1996, in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP




Atlanta, Georgia
October 22, 1998

                  NEW YORK CARPET WORLD, INC. AND SUBSIDIARIES

                CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1996

                                 (IN THOUSANDS)







NET SALES                                                             $ 215,588

COST OF SALES                                                           120,189
                                                                      ---------
         Gross profit                                                    95,399
                                                                      ---------

OPERATING EXPENSES                                                      107,789
                                                                      ---------

OTHER EXPENSE (INCOME)
    Loss on disposal of assets                                              222
    Interest income                                                        (103)
    Interest expense                                                      1,102
    Franchise income                                                        (93)
                                                                      ---------
                                                                          1,128
                                                                      ---------
         Loss before income taxes and minority interest                 (13,518)

PROVISION FOR INCOME TAXES                                                   91

MINORITY INTERESTS IN NET INCOME OF SUBSIDIARIES                             29
                                                                      ---------
NET LOSS                                                              $ (13,638)
                                                                      =========







The accompanying notes are an integral part of this consolidated and combined statement.

                  NEW YORK CARPET WORLD, INC. AND SUBSIDIARIES

                            CONSOLIDATED AND COMBINED

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1996

                                 (IN THOUSANDS)








                                                   COMMON STOCK           ADDITIONAL
                                                -------------------         PAID-IN        RETAINED
                                                SHARES       AMOUNT         CAPITAL        EARNINGS         TOTAL
                                                ------       ------       ----------       --------       --------
BALANCE, DECEMBER 31, 1995                         2           $174         $16,665        $ 18,451       $ 35,290

    Net loss                                       0              0               0         (13,638)       (13,638)
    Dividends paid                                 0              0               0          (3,905)        (3,905)
    Distribution of life insurance
       policies                                    0              0               0            (733)          (733)
    Contributed capital                            0              0          10,131               0         10,131
                                                  --           ----         -------        --------       --------
BALANCE, JUNE 30, 1996                             2           $174         $26,796        $    175       $ 27,145
                                                  ==           ====         =======        ========       ========








The accompanying notes are an integral part of this consolidated and combined statement.

                  NEW YORK CARPET WORLD, INC. AND SUBSIDIARIES


                CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1996

                                 (IN THOUSANDS)



CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                              $(13,638)
                                                                                                          --------
    Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation and amortization                                                                         1,215
       Minority interest in net income of subsidiaries                                                          29
       Loss on disposal of fixed assets                                                                        222
       Changes in operating assets and liabilities:
           Accounts receivable                                                                               2,937
           Employee advances                                                                                    59
           Inventories                                                                                      (1,632)
           Related party receivables                                                                           355
           Prepaid expenses and other current assets                                                         2,141
           Customer deposits                                                                                 2,053
           Accounts payable                                                                                  2,156
           Accrued liabilities                                                                               2,076
           Other current liabilities                                                                           248
                                                                                                          --------
              Total adjustments                                                                             11,859
                                                                                                          --------
              Net cash used in operating activities                                                         (1,779)
                                                                                                          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                                    (1,410)
    Purchase of minority interests                                                                          (1,950)
    Proceeds from the sale of fixed assets                                                                      13
                                                                                                          --------
              Net cash used in investing activities                                                         (3,347)
                                                                                                          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Capital contributions from stockholders                                                                 10,131
    Principal payments under capital lease obligations                                                        (368)
    Repayment of debt                                                                                          (58)
    Payment of dividends to stockholders                                                                    (3,905)
    Other                                                                                                     (220)
                                                                                                          --------
              Net cash provided by financing activities                                                      5,580
                                                                                                          --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                                      454

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                                 792
                                                                                                          --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                                  $  1,246
                                                                                                          ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the period for:
       Interest                                                                                           $    929
                                                                                                          ========

       Income taxes                                                                                       $    526
                                                                                                          ========




The accompanying notes are an integral part of this consolidated and combined statement.

                  NEW YORK CARPET WORLD, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

                                  JUNE 30, 1996



1.       DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         DESCRIPTION OF BUSINESS

         New York Carpet World, Inc. (the "Company" or "New York") is engaged in retail, wholesale, and commercial distribution of carpet, linoleum, vinyl and ceramic tile, and other floor covering products for residential and commercial purposes throughout the midwest, northeast, and southeast United States.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of New York Carpet World, Inc. and all majority-owned subsidiaries. New York Carpet World of Florida, Inc., New York Carpet World of St. Louis, Inc., New York Carpet World of New England, Inc., and New York Carpet World Franchising, Inc. are separate corporations under common control and management, and have also been combined in the accompanying financial statements. All material intercompany accounts and transactions have been eliminated.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         Cash is defined as cash in bank and cash on hand.

         REVENUE RECOGNITION

         The Company and its subsidiaries recognize revenue upon delivery of merchandise to the customer. Customers' deposits represent amounts received on uncompleted transactions.

         INCOME TAXES

         Deferred income taxes are recorded to reflect the future tax consequences of temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities.

         MINORITY INTERESTS

         Minority interests in consolidated subsidiaries represents that portion of stockholders' equity and consolidated net income attributable to the minority interests. Losses in excess of the minority interest's capital are not allocated to minority owners.

2.       DEPRECIATION EXPENSE

         The Company depreciates its fixed assets on a straight-line basis over their estimated useful lives, ranging from 3 to 10 years. Depreciation expense for the six months ended June 30, 1996 was approximately $1,180,000 and is recorded in operating expense in the accompanying statement of operations.

3.       INCOME TAXES

         The Company and four of its consolidated subsidiaries have elected, with the consent of its stockholders, to be treated as Subchapter S corporations for federal income tax purposes. This election provides, among other things, that the corporation's taxable income is taxable to the individual stockholders. Accordingly, taxes on income included in the consolidated statement of operations represent income taxes incurred only by those subsidiaries which are taxed separately as regular corporations. The income before taxes and minority interests attributable to these taxable corporations was approximately $242,072 for the six-month period ended June 30, 1996.

         The current provision for income taxes consists of the following:

                  U.S. federal                                 $78,000
                  State and local                               13,000
                                                               -------
                                                               $91,000
                                                               =======

         The provision for income taxes differs from the amount computed by applying a combined state and U.S. federal income tax rate of 39.9% to pretax loss as a result of the following:

                  Expected benefit from federal and state taxes, at
                      statutory rates                                              $(5,394,000)
                  Exclusion of losses of Subchapter S corporations                   5,485,000
                                                                                   -----------
                                                                                   $    91,000
                                                                                   ===========

4.       RELATED-PARTY TRANSACTIONS

         Net sales of $780,502 for the six-month period ended June 30, 1996 were made to two affiliated partnerships which are owned 50% by three of the stockholders of New York Carpet World, Inc.

5.       STOCKHOLDERS' EQUITY

         During the six-month period ended June 30, 1996, the Company distributed interests in split-dollar life insurance policies to certain of its stockholders and certain members of management. These distributions are reflected as deductions in the accompanying consolidated and combined statement of stockholders' equity.

         During the six-month period ended June 30, 1996, the Company received cash contributions from certain of its stockholders for the purpose of funding certain obligations and for the buyout of certain minority interests.

6.       EMPLOYEE BENEFIT PLAN

         The Company has a qualified defined contribution cash option profit-sharing plan for all eligible employees of the Company. The Company's contribution to the plan is equal to one-half of the amount of salary reduction elected by each participant, with limits based on years of service with the Company. Any additional contribution, as determined by the board of directors, is discretionary but may not exceed 25% of the annual aggregate compensation (as defined) paid to all participating employees. The contributions to the plan for the six-month period ended June 30, 1996 were $54,026.

7.       MANAGEMENT RETIREMENT PLAN OBLIGATION

         The Company has entered into retirement plan agreements with certain members of management whereby the Company is obligated to pay each employee participating in the plan annual payments for fifteen years, beginning at age 65. If the employee dies prior to age 65, the Company is obligated to pay the employee's beneficiary annual amounts for a period of 15 years. The Company is informally funding these agreements with the purchase of whole life insurance on each employee participating in the plan. The expense charged to operations with respect to the plan for the six-month period ended June 30, 1996 was $961,200.

8.       COMMITMENTS AND CONTINGENCIES

         WORKERS' COMPENSATION COSTS

         The Company is self-insured for workers' compensation claims in all states in which it does business. However, the self-insurance limits vary by geographic area. In Michigan, the Company is self-insured up to $350,000 per occurrence and approximately $1,000,000 in the aggregate. If Michigan claims in a plan year were to exceed $5,000,000, the Company would be responsible for all claims in excess of that amount. In states other than Michigan, the Company is self-insured for workers' compensation claims up to $250,000 per occurrence and $2,500,000 in the aggregate.

         The Company recognizes the estimated total costs for self-insured workers' compensation claims, including claims incurred but not reported.

         LEGAL

         The Company is party to several lawsuits incidental to its various activities and incurred in the ordinary course of business. The Company believes that it has meritorious claims and defenses in each case. After consultation with counsel, it is of the opinion of management that, although there can be no assurance given, none of the associated claims, when resolved, will have a material adverse effect on the Company.

9.       SUBSEQUENT EVENT

         Effective July 1, 1996, the Company was purchased by Shaw Industries, Inc. ("Shaw") for $35,000,000 in cash and a $35,000,000 promissory note payable on January 15, 1997. The Company also entered into an earnout agreement with Shaw which provided for an additional payment of up to $30,000,000. This earnout agreement was rescinded on October 31, 1996 and was replaced by an agreement which provided for a cash payment of $24,000,000 by June 30, 1999.

                  NEW YORK CARPET WORLD, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1995
                         TOGETHER WITH AUDITORS' REPORT

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Stockholders and Board of Directors
New York Carpet World, Inc.
Southfield, Michigan

We have audited the accompanying consolidated balance sheet of New York Carpet World, Inc. and subsidiaries as of December 31, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New York Carpet World, Inc. and subsidiaries at December 31, 1995 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                             /s/ BDO Seidman, LLP



Troy, Michigan
March 29, 1996

                                                    NEW YORK CARPET WORLD, INC.
                                                               AND SUBSIDIARIES

                                                     CONSOLIDATED BALANCE SHEET



===============================================================================
December 31,                                                               1995
-------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
  Cash and equivalents                                            $     791,795
  Receivables
    Trade, less allowance of $750,000
      for possible losses                                            10,895,672
    Related parties (Note 1)                                          1,529,946
    Note (Note 2)                                                       855,232
    Officers and employees                                              359,858
  Inventories (Note 3)                                               48,346,608
  Prepaid expenses and other current assets                           2,764,012
-------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                 65,543,123
-------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT
  Fixtures and equipment                                             13,944,863
  Leasehold improvements                                             12,189,109
  Leased property under capital leases (Note 6)                       6,172,804
  Delivery equipment                                                  3,336,509
-------------------------------------------------------------------------------
                                                                     35,643,285
  Less accumulated depreciation and amortization                     22,553,951
-------------------------------------------------------------------------------
NET PROPERTY AND EQUIPMENT                                           13,089,334
-------------------------------------------------------------------------------
OTHER
  Cash surrender value of life insurance - management (Note 9)        1,738,593
  Cash surrender value of life insurance - officers ($10,600,000 face value), less loans and accrued interest of
    $2,382,260 (Note 10)                                                627,408
  Deposits and other assets                                           1,153,446
  Receivable - related parties (Note 1)                                 612,503
-------------------------------------------------------------------------------
TOTAL OTHER ASSETS                                                    4,131,950
-------------------------------------------------------------------------------
                                                                  $  82,764,407
===============================================================================


      See accompanying summary of accounting policies and notes to consolidated financial statements.


==============================================================================
December 31,                                                              1995
------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
  Notes payable, bank (Note 4)                                     $   500,000
  Accounts payable                                                  23,981,285
  Customers' deposits                                                5,210,587
  Accruals
    Compensation                                                     5,021,550
    Taxes, other than on income                                        885,244
    Other (Note 11)                                                  4,759,885
  Current obligations under capital leases (Note 6)                    691,413
  Current maturities of long-term debt (Note 5)                        117,556
------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                           41,167,520


LONG-TERM OBLIGATIONS UNDER CAPITAL LEASES,
  less current obligations (Note 6)                                  2,969,766


LONG-TERM DEBT, less current maturities (Note 5)                       650,151


MANAGEMENT RETIREMENT PLAN OBLIGATION (Note 9)                       2,538,812

------------------------------------------------------------------------------

TOTAL LIABILITIES                                                   47,326,249
------------------------------------------------------------------------------

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES                        148,034
------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (Notes 6, 8, 10 and 11)

STOCKHOLDERS' EQUITY (Note 10)
  Common stock, Class A voting, $100 par - shares
    authorized, 1,000; issued and outstanding, 600                      60,000
  Common stock, Class B non-voting, $100 par - shares
    authorized, 1,500; issued and outstanding, 1,140                   114,000
  Additional paid-in capital                                        16,664,932
  Retained earnings                                                 18,451,192
------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                          35,290,124
------------------------------------------------------------------------------
                                                                   $82,764,407
==============================================================================

       See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                     NEW YORK CARPET WORLD, INC.
                                                                AND SUBSIDIARIES

                                                CONSOLIDATED STATEMENT OF INCOME



============================================================================
Year Ended December 31,                                                 1995
----------------------------------------------------------------------------
NET SALES                                                      $ 434,135,900

COST OF SALES                                                    245,976,814
----------------------------------------------------------------------------


GROSS PROFIT                                                     188,159,086

OPERATING EXPENSES                                               186,667,184
----------------------------------------------------------------------------


OPERATING INCOME                                                   1,491,902
----------------------------------------------------------------------------
OTHER INCOME (EXPENSE)
  Interest Expense
    Capital leases                                                  (814,408)
    Other                                                           (862,802)
  Interest income                                                    353,529
  Franchise income                                                   278,870
----------------------------------------------------------------------------


TOTAL OTHER EXPENSE, NET                                          (1,044,811)
----------------------------------------------------------------------------


INCOME BEFORE TAXES ON INCOME AND MINORITY INTERESTS                 447,091

TAXES ON INCOME (Note 7)                                              36,000
----------------------------------------------------------------------------


INCOME BEFORE MINORITY INTERESTS                                     411,091

MINORITY INTERESTS IN NET INCOME OF
  CONSOLIDATED SUBSIDIARIES                                          (44,678)
----------------------------------------------------------------------------


NET INCOME                                                     $     366,413
============================================================================


       See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                     NEW YORK CARPET WORLD, INC.
                                                                AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                    YEAR ENDED DECEMBER 31, 1995


================================================================================

                                                         Common Stock
                                      ----------------------------------------------------
                                              Class A Voting            Class B Non-Voting        Additional
                                      ----------------------          --------------------           Paid-In         Retained
                                      Shares          Amount          Shares        Amount           Capital         Earnings
-----------------------------------------------------------------------------------------------------------------------------
BALANCE, January 1, 1995                 600         $60,000           1,140      $114,000        $6,793,164     $ 28,125,549

Net income                                --              --              --            --                --          366,413

Dividends                                 --              --              --            --                --      (10,040,770)

Additional paid-in capital
  New York Carpet World of
  New England, Inc.                       --              --              --            --         3,670,000               --

Additional paid-in capital
  New York Carpet World of
  Florida, Inc.                           --              --              --            --         1,455,000               --

Additional paid-in capital
  New York Carpet World of
  St. Louis, Inc.                         --              --              --            --         4,746,768               --
------------------------------------------------------------------------------------------------------------------------------
BALANCE, December 31, 1995               600       $  60,000           1,140     $ 114,000       $16,664,932       $18,451,192
==============================================================================================================================


       See accompanying summary of accounting policies and notes to consolidated financial statements.

                                           NEW YORK CARPET WORLD, INC.
                                                      AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENT OF CASH FLOWS


===============================================================================================
Year Ended December 31,                                                                    1995
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                       $    366,413
  Adjustments to reconcile net income to net cash provided
   by (used in) operating activities
    Depreciation                                                                      2,130,582
    Amortization                                                                        556,645
    Minority interests in net income of consolidated subsidiaries                        44,678
    Gain on disposal of assets                                                             (181)
  Changes in operating assets and liabilities
   Increase in receivables                                                           (3,675,106)
   Increase in inventories                                                           (1,254,086)
   Increase in prepaids and other current assets                                     (1,926,417)
   Decrease in other assets                                                             191,448
   Increase in accounts payable                                                         778,707
   Decrease in customers' deposits                                                     (300,333)
   Increase in accruals                                                               1,982,209
   Increase in management retirement plan obligation                                    113,103
-----------------------------------------------------------------------------------------------
NET CASH USED IN OPERATING ACTIVITIES                                                  (992,338)
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                                 (3,813,587)
  Proceeds from disposal of assets                                                       52,432
-----------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                                (3,761,155)
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contribution by stockholders                                                6,361,000
  Dividends paid to stockholders                                                    (10,040,770)
  Principal payments under capital lease obligations                                   (738,694)
  Reduction of long-term debt                                                           (79,190)
  Dividends paid to minority interests                                                  (39,000)
------------------------------------------------------------------------------------------------
NET CASH USED IN FINANCING ACTIVITIES                                                (4,536,654)
-----------------------------------------------------------------------------------------------
NET DECREASE IN CASH AND EQUIVALENTS                                                 (9,290,147)

CASH AND EQUIVALENTS, at beginning of year                                           10,081,942
-----------------------------------------------------------------------------------------------
CASH AND EQUIVALENTS, at end of year                                               $    791,795
===============================================================================================


       See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                NEW YORK CARPET WORLD, INC.
                                                           AND SUBSIDIARIES

                                             SUMMARY OF ACCOUNTING POLICIES
===========================================================================

BUSINESS The Company's operations include the retail, wholesale and commercial distribution of carpet, linoleum, vinyl and ceramic tile and other floor covering products for residential and commercial purposes throughout the midwest, northeast and southeast United States.

PRINCIPLES OF              The consolidated financial statements include the
CONSOLIDATION              accounts of New York Carpet World, Inc., and all
                           majority-owned subsidiaries. New York Carpet World of Florida, Inc., New York Carpet World of St.
                           Louis, Inc., New York Carpet World of New England,
                           Inc. and New York Carpet World Franchising, Inc., separate corporations under common control and management, have also been combined in the accompanying financial statements. All material intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES           In preparing financial statements in conformity with
                           generally accepted accounting principles, management is required to make estimates and assumptions that affect (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and (2) revenues and expenses during the reporting period. Actual results could differ from these estimates which are made.

FAIR VALUE OF              In 1995, the Company adopted SFAS No. 107,
FINANCIAL                  "Disclosures About Fair Value of Financial
INSTRUMENTS                Instruments", which requires disclosure of fair
                           value information about certain financial instruments. The carrying amounts of the Company's financial instruments, which consist of cash, receivables, notes payable, accounts payable and long-term debt, approximate their fair values.

CONCENTRATION OF           Financial instruments which potentially subject the
CREDIT RISK                Company to concentrations of credit risk consist
                           principally of temporary cash investments and trade receivables.

                           The Company places its temporary cash investments with high credit qualified financial institutions. At times, the amount of cash on deposit in banks may be in excess of the respective financial institutions' FDIC insurance limit.

                                                    NEW YORK CARPET WORLD, INC.
                                                               AND SUBSIDIARIES

                                                 SUMMARY OF ACCOUNTING POLICIES
===============================================================================

                           Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across many different industries and geographies. As of December 31, 1995, the Company had no significant concentrations of credit risk related to trade receivables.

INVENTORIES                Inventories, consisting of floorcovering held for
                           resale, are valued at cost not in excess of market.
                           Cost is determined using both the last-in, first-out
                           (LIFO) and first-in, first-out (FIFO) methods for specific inventories. LIFO inventories represented approximately 53% of inventories at December 31, 1995.

PROPERTY,                  Property and equipment are stated at cost.
EQUIPMENT,                 Depreciation and amortization are computed over the
DEPRECIATION AND           estimated useful lives of the assets using both
AMORTIZATION               straight-line and accelerated methods.

PRE-OPENING                Pre-opening and start-up expenses applicable to new
EXPENSES                   stores are expensed as incurred.

REVENUE RECOGNITION        The Company and its subsidiaries recognize revenue
                           upon delivery of merchandise to the customer.
                           Customers' deposits represent amounts received on uncompleted transactions.

ADVERTISING COSTS          The Company expenses the costs of advertising as
                           incurred. Advertising expense was approximately
                           $29,700,000 for the year ended December 31, 1995.

INCOME TAX                 Deferred income taxes are recorded to reflect the
                           future tax consequences of temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities.

                                                   NEW YORK CARPET WORLD, INC.
                                                              AND SUBSIDIARIES

                                                SUMMARY OF ACCOUNTING POLICIES
==============================================================================

MINORITY INTERESTS         Minority interests in consolidated subsidiaries
                           represents that portion of stockholders' equity and consolidated net income attributable to the minority interests. Losses in excess of the minority interest in a subsidiary's or combined corporation's capital is reflected as a part of the consolidated net loss attributable to the parent.

STATEMENTS OF CASH         For purposes of the statements of cash flows, cash is
FLOWS                      defined as currency on hand, demand deposits with
                           banks or other financial institutions, and highly liquid money market funds.

                                                   NEW YORK CARPET WORLD, INC.
                                                              AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
==============================================================================

1.    RELATED PARTY        During the year ended December 31, 1995, net sales
      TRANSACTIONS         of approximately $1,900,000 were made to an
                           affiliated partnership which is owned 50% by three of the stockholders of New York Carpet World, Inc. The
                           Company had trade receivables due from this affiliated partnership at December 31, 1995 of $1,255,964. The Company also has receivables due from other related entities totalling $273,982 at December 31, 1995.

                           At December 31, 1995, the Company had non-interest bearing receivables of $612,503 due from three of its stockholders. The receivables represent the Company's interest in the death benefits of split dollar life insurance policies on the three stockholders.

2.    NOTE RECEIVABLE      At December 31, 1995, the Company had an $826,000
                           note receivable and related accrued interest income of $29,232 due from a vendor. The note receivable bore interest at 8%, was due on demand and collateralized by certain equipment. The note receivable and related accrued interest income was collected in February 1996.

3.    INVENTORIES          If the first-in, first-out (FIFO) method of inventory
                           valuation had been used by the Company, inventories would have been approximately $2,750,000 higher than reported at December 31, 1995.

4.    LINE-OF-CREDIT       At December 31, 1995, the Company had a $15,000,000
                           unsecured line-of-credit with a bank. Amounts borrowed are due on demand and bear interest at the bank's prime rate (8.5% at December 31, 1995). At
                           December 31, 1995, the balance outstanding under the line-of-credit was $500,000.

                                                  NEW YORK CARPET WORLD, INC.
                                                             AND SUBSIDIARIES

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
=============================================================================


                           In accordance with the terms of the line-of-credit agreement, the Company is required to maintain minimum levels of working capital and net worth and debt to equity levels. At December 31, 1995, the Company was in compliance with these requirements.

5.    LONG-TERM            Long-term debt consists of:
      DEBT


                          December 31,                                    1995
                          -----------------------------------------------------
                          Promissory note payable, secured by
                                equipment, payable $7,897 monthly,
                                including interest at 6.60%           $ 237,720

                          Promissory note payable, secured by
                                equipment, payable $6,536 monthly,
                                including interest at 8.25%             529,987
                          -----------------------------------------------------
                                                                        767,707
                          Less current maturities                       117,556
                          -----------------------------------------------------

                          TOTAL LONG-TERM DEBT                        $ 650,151
                          =====================================================


                          The aggregate amounts of long-term debt maturing in each of the following years are as follows: 1996 - $117,556; 1997 - $126,190; 1998 - $111,646; 1999 -
                          $46,131; 2000 - $50,084; 2001 and later years
                          $316,100.

6.    LEASES              The Company leases various warehouse and retail
                          locations, many of which are owned individually, or through related partnerships, by the stockholders of the Company. Leases which meet certain criteria are classified as capital leases, and assets and related liabilities are recorded at amounts equal to the lesser of the present value of future minimum lease payments or the fair value of the leased properties at the inception of the lease term. Leases which do not meet such criteria are classified as operating leases and related rentals are charged to expense as incurred.

                                                    NEW YORK CARPET WORLD, INC.
                                                               AND SUBSIDIARIES

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===============================================================================

The following is an analysis of leased property under capital leases:

December 31,                                                               1995
-------------------------------------------------------------------------------

Retail and warehouse facilities                                  $    6,172,804
Less accumulated amortization                                         4,675,308
-------------------------------------------------------------------------------


NET LEASED PROPERTY UNDER CAPITAL LEASES                         $    1,497,496
===============================================================================


As of December 31, 1995, future net minimum lease payments under capital leases, and future minimum rental payments required under operating leases that have initial or remaining noncancelable terms in excess of one year, are as follows:

                                              Capital                 Operating
                                               Leases                    Leases
-------------------------------------------------------------------------------
1996                                      $ 1,367,000             $  13,223,000
1997                                        1,186,000                12,083,000
1998                                        1,147,000                 9,551,000
1999                                        1,147,000                 8,455,000
2000                                          329,000                 7,728,000
Later years                                   219,000                26,573,000
-------------------------------------------------------------------------------

TOTAL MINIMUM LEASE PAYMENTS                5,395,000             $  77,613,000
                                                                  =============

Less amount representing interest           1,733,821
-------------------------------------------------------------------------------


PRESENT VALUE OF NET MINIMUM LEASE
  PAYMENTS                                  3,661,179
Less current obligations                      691,413
-------------------------------------------------------------------------------


LONG-TERM OBLIGATIONS UNDER CAPITAL
  LEASES                                  $ 2,969,766
===============================================================================


Amortization expense under capital lease agreements was $556,645 for the year ended December 31, 1995.

                                                     NEW YORK CARPET WORLD, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                           Rent expense under operating lease agreements was as follows for the year ended December 31, 1995:


                                                                            1995
                           -----------------------------------------------------
                           Minimum rent                             $ 14,300,000
                           Contingent rent                               600,000
                           -----------------------------------------------------

                                                                    $ 14,900,000
                           =====================================================


                           Contingent rents are based upon a percentage of gross sales as specified in the various lease agreements.

7.    TAXES ON             The Company and four of its combined corporations
      INCOME               have elected, with the consent of its stockholders,
                           to be treated as Subchapter S corporations for federal income tax purposes. This election provides, among other things, that the corporation's taxable income is taxable to the individual stockholders.
                           Accordingly, taxes on income included in the consolidated statements of income represent income taxes incurred only by those subsidiaries which are taxed separately as regular corporations. The income before taxes on income and minority interests attributable to these regular corporations was $139,462 for the year ended December 31, 1995.

8.    EMPLOYEE             The Company has a qualified defined contribution cash
      BENEFIT PLAN         option profit-sharing plan for all eligible
                           employees of the Company. The Company's contribution to the plan is equal to one-half of the amount of salary reduction elected by each participant, limited to either a $25 maximum per participant or $50 maximum for those with five years or more of service with the Company. Any additional contribution, as determined by the Board of Directors, is discretionary but may not exceed 25 percent of the annual aggregate compensation (as defined) paid to all participating employees. The contribution to the plan for the year ended
                           December 31, 1995 was $58,115.

                                                     NEW YORK CARPET WORLD, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

9.    MANAGEMENT           The Company has entered into retirement plan
      RETIREMENT PLAN      agreements with certain members of management
      OBLIGATION           whereby the Company is obligated to pay each
                           employee participating in the plan annual payments for fifteen years, beginning at age 65. If the employee dies prior to age 65, the Company is obligated to pay the employee's beneficiary annual amounts for a period of fifteen years. The present value of the accrued benefit for the employees participating in the plan is approximately
                           $2,538,812 at December 31, 1995 and is considered a long-term liability. The Company is informally funding these agreements with the purchase of whole life insurance on each employee participating in the plan. The expense charged to operations with respect to the plan for the year ended December 31, 1995 was $106,744.

10.   STOCK                The Company has entered into a stock redemption
      REDEMPTION           agreement with three related corporations and
                           certain stockholders whereby, upon the death of a stockholder, the corporations shall repurchase the decedent's shares of stock at the greater of (1) 50% of the aggregate book value of the corporations as defined in the agreement or (2) the life insurance proceeds actually received by the corporations under any life insurance policy on the life of the deceased. The corporations have approximately
                           $7,000,000 of life insurance (net of loans and accrued interest) on the stockholders for the purpose of repurchasing the decedent's shares in such an event.

                           Under certain circumstances and for a five year period subsequent to the death of a stockholder, the agreement requires the corporations to remit to the legal representative of the deceased stockholder a portion of the corporations' earnings represented by the deceased stockholder's stock ownership percentage multiplied by earnings as defined in the agreement. Such additional amounts shall constitute additional purchase price for the deceased stockholder's shares of stock.

                                                    NEW YORK CARPET WORLD, INC.
                                                               AND SUBSIDIARIES

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

11.   COMMITMENTS          WORKERS' COMPENSATION COSTS
      AND
      CONTINGENCIES        The Company is self-insured for workers'
                           compensation claims in all states in which it does business. However, the self-insurance limits vary by geographic area. In Michigan, the Company is self-insured up to $350,000 per occurrence and approximately $1,000,000 in the aggregate. If
                           Michigan claims in a plan year were ever to exceed
                           $5,000,000, the Company would be responsible for all claims in excess of that amount. In states other than Michigan, the Company is self-insured for workers' compensation claims up to $250,000 per occurrence and $2,500,000 in the aggregate.

                           The Company recognizes the estimated total costs for self-insured workers' compensation claims, including claims incurred but not reported. The estimated liability for workers' compensation claims at December 31, 1995 was $555,000 and is included in other accruals in the consolidated balance sheet.

                           MEDICAL COSTS

                           The Company is self-insured for medical claims up to an annual deductible of $175,000 per person. The Company recognizes the estimated total costs for self-insured medical claims, including claims incurred but not reported. The estimated liability for medical claims of $560,000 at December 31, 1995 is included in other accruals in the consolidated balance sheet.

                           LITIGATION

                           At December 31, 1995, the Company is a defendant in several lawsuits. To the extent that the lawsuits may be found in favor of the plaintiffs, and to the extent that these matters may not be covered by the Company's insurance, the Company may be liable in these matters. In the opinion of management, such liabilities, if any, would not have a material effect on the consolidated financial position of the Company.

                           LETTERS OF CREDIT

                           The Company utilizes letters of credit to back certain insurance policies and aggregate approximately $1,600,000 at December 31, 1995.

12.   SUPPLEMENTAL         Year Ended December 31,                          1995
      DISCLOSURES OF       -----------------------------------------------------
      CASH FLOW            CASH PAID DURING THE YEAR FOR
      INFORMATION             Interest                             $   1,671,210
                              Income tax                                   8,081
                           =====================================================



                           During the year ended December 31, 1995, the stockholders converted notes payable and the related accrued interest totalling $3,525,768 into additional paid-in capital. In addition, the Company financed the purchase of property and equipment in the amount of $532,860.

                              Carpetland USA, Inc.

                              Financial Statements

                          Year ended February 29, 1996




                                    CONTENTS


Report of Independent Auditors

Financial Statements

Balance Sheet
Statement of Operations
Statement of Cash Flows
Statement of Changes in Shareholders' Equity
Notes to Financial Statements

                         Report of Independent Auditors


To the Board
Carpetland USA, Inc.

We have audited the accompanying balance sheet of Carpetland USA, Inc. (effective February 19, 1996, a wholly owned subsidiary of Shaw Industries, Inc.) as of February 29, 1996, and the related statements of operations, cash flows, and changes in shareholders' equity, for the year then ended. These financial statements are the responsibility of the Carpetland USA, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carpetland USA, Inc. at February 29, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP


June 26, 1996

                              Carpetland USA, Inc.

                                  Balance Sheet


                                February 29, 1996



ASSETS
Current assets:
Cash and cash equivalents                                                 $   334,000
Accounts receivable from customers, net of allowance for doubtful
   accounts of $666,000                                                     2,433,000
Receivable from franchisees                                                   328,000
Inventories                                                                 5,401,000
Prepaid expenses and other current assets                                   2,401,000
                                                                          -----------
Total current assets                                                       10,897,000

Property and equipment, at cost, net of accumulated depreciation and
   amortization                                                             4,057,000
Other assets                                                                   67,000
                                                                          ===========
Total assets                                                              $15,021,000
                                                                          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable                                                    $ 3,455,000
Trade accounts payable to Parent                                              386,000
Customer deposits                                                           3,384,000
Accrued expenses                                                            3,116,000
                                                                          -----------
Total current liabilities                                                  10,341,000

Shareholders' Equity:
Common stock, $1 par value:  Authorized 10,000 shares; 4,510 shares issued
                                                                                5,000
Additional paid-in capital                                                  1,134,000
Retained earnings                                                           3,699,000
                                                                          -----------
                                                                            4,838,000
Less cost of treasury shares:  87 shares                                      158,000
                                                                          -----------
Total shareholders' equity                                                  4,680,000
                                                                          ===========
Total liabilities and shareholders' equity                                $15,021,000
                                                                          ===========

See accompanying notes.

                              Carpetland USA, Inc.

                             Statement of Operations

                          Year ended February 29, 1996



INCOME
Net sales                                                  $ 82,755,000
License fees                                                  2,760,000
Other                                                         1,562,000
                                                           ------------
                                                             87,077,000

COSTS AND EXPENSES
Costs of goods sold                                          44,990,000
Selling                                                      12,630,000
Payroll                                                      20,133,000
Occupancy                                                     7,730,000
Administrative                                                3,393,000
Interest                                                         19,000
                                                           ------------
Total costs and expenses                                     88,895,000
                                                           ------------

Loss before income taxes                                      1,818,000

Income taxes                                                    366,000
                                                           ------------

Net loss                                                   $  2,184,000
                                                           ============


See accompanying notes.

                              Carpetland USA, Inc.

                            Statements of Cash Flows

                          Year ended February 29, 1996



OPERATING ACTIVITIES
Net loss                                                            $(2,184,000)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
Depreciation and amortization                                         1,116,000
Bad debts                                                               196,000

Change in operating assets and liabilities:
Accounts receivable from customers                                       14,000
Receivable from franchises                                              135,000
Inventories                                                             159,000
Prepaid expenses and other current assets                                61,000
Other assets                                                             61,000
Accounts payable                                                        971,000
Customer deposits                                                     1,776,000
Accrued expenses                                                       (238,000)
                                                                    -----------
Net cash provided by operating activities                            2,067,000
                                                                    -----------

INVESTING ACTIVITIES
Purchases of property and equipment                                  (1,736,000)
Issuance of notes receivable from officers/shareholders                (161,000)
Payments of notes receivable from officers/shareholders                 433,000
                                                                    -----------
Net cash used by investing activities                                (1,464,000)
                                                                    -----------

FINANCING ACTIVITIES
Repayment of debt                                                      (139,000)
Repurchase of stock from officers/employees                            (158,000)
Dividends paid                                                       (4,471,000)
                                                                    -----------
Net cash used by financing activities                                (4,768,000)
                                                                    -----------

Net decrease in cash and cash equivalents                            (4,165,000)

Cash and cash equivalents at beginning of year                        4,499,000
                                                                    ===========
Cash and cash equivalents at end of year                            $   334,000
                                                                    ===========

See accompanying notes.

                              Carpetland USA, Inc.

                  Statement of Changes in Shareholders' Equity



                                    NUMBER            ADDITIONAL                     NUMBER       COST OF
                                      OF     COMMON    PAID-IN      RETAINED           OF         TREASURY
                                    SHARES    STOCK    CAPITAL      EARNINGS         SHARES         STOCK       TOTAL
                                   ---------------------------------------------------------------------------------------
Balance at February 28, 1995      4,510.42   $5,000   $1,134,000   $ 7,062,000                                $ 8,201,000

Net loss                                --       --           --    (2,184,000)            --           --     (2,184,000)
Dividends declared                      --       --           --    (1,179,000)            --           --     (1,179,000)
Repurchase of shares from
  officers/employers                    --       --           --            --          87.00     (158,000)      (158,000)
                                  ---------------------------------------------------------------------------------------
Balance at February 29, 1996      4,510.42   $5,000   $1,134,000   $ 3,699,000          87.00    $(158,000)   $ 4,680,000
                                  =======================================================================================

See accompanying notes.

                              Carpetland USA, Inc.

                          Notes to Financial Statements

                                February 29, 1996


1.  SALE OF THE COMPANY AND BASIS OF PRESENTATION

On February 19, 1996, the shareholders of the Company sold all of their outstanding shares to Shaw Industries, Inc. (Shaw) for $34.2 million and the Company became a wholly owned subsidiary of Shaw. The accompanying financial statements for the Company are presented on the basis of historical cost and do not reflect any purchase accounting adjustments to be made by Shaw. In connection with the sale of the Company, certain property was distributed to the former majority shareholder of the Company (see Note 3). In addition, the Company made a charitable contribution of $600,000 which is included in administrative expenses in the accompanying statement of operations.

2.  DESCRIPTION OF BUSINESS AND SUMMARY
    OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The Company operates and franchises a chain of hardfloor covering retail outlet stores throughout the United States. The Company's sales are primarily carpeting sold to a vast array of customers ranging from individuals to contractors.

FRANCHISING OPERATIONS

The Company records license fees charged to its franchisees under the accrual method of accounting. These fees are determined in accordance with franchise agreements and are based on a percentage of the franchisees sales volume.

INVENTORIES

Prior to 1992, inventories were valued under the last in, first out (LIFO) method, which cost approximated the lower of cost on a first in, first out basis
(FIFO) or market. Since 1992, LIFO cost has exceeded market and, accordingly, inventories are valued at market which approximates FIFO cost.

                              Carpetland USA, Inc.

2.  DESCRIPTION OF BUSINESS AND SUMMARY
    OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEPRECIATION AND AMORTIZATION

Property and equipment acquired on or after March 1, 1987 are depreciated under the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the estimated useful life of the property or over the term of the lease, whichever is shorter.

Property, equipment, and leasehold improvements acquired prior to March 1, 1987 are depreciated or amortized over their estimated useful lives under straight line or declining balance methods.

CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

Accounting estimates are an integral part of financial statements prepared in conformity with generally accepted accounting principles. Judgments made by management affect the amounts and related disclosures of assets, liabilities, revenues, and expenses reported in the financial statements. Actual results could differ from these estimates.

                              Carpetland USA, Inc.

3.  PROPERTY AND EQUIPMENT

The cost and accumulated depreciation relating to property and equipment consist of the following at February 29, 1996:

Land                                                       $         --
Buildings                                                            --
Signs and equipment                                           4,462,000
Leasehold improvements                                        6,440,000
                                                           ------------
Total cost                                                   10,902,000
Accumulated depreciation and amortization
                                                             (6,845,000)
                                                           ============
Net property and equipment                                 $  4,057,000
                                                           ============

As part of the acquisition of the Company by Shaw (see Note 1), land and buildings and a Company-owned automobile were distributed to the selling majority shareholder. The net book value of these assets of $491,000 (with a cost of $1,354,000) has been recorded as a dividend in the statement of changes in shareholders' equity.

4.  LINE-OF-CREDIT AGREEMENT

As of February 29, 1996, the Company has an unsecured bank line of credit of $2,000,000 for working capital requirements. The line of credit is renewable annually and bears interest at the prime rate plus one-half percent. There is a compensating balance requirement of $150,000. No amounts were borrowed against the line of credit at February 29, 1996.


5.  LEASES

The Company's retail stores are leased under noncancellable operating leases expiring between 1997 and 2010. Four of the leases require additional rentals contingent upon sales in excess of specified amounts, in addition to the minimum annual rentals.

Rentals paid under operating leases and charged to rental expenses were $3,211,000 in fiscal 1996, including $1,672,000 to related parties prior to the sale of the Company (see Note 1). Rentals exclude real estate taxes, insurance, maintenance and other costs, which are applicable to leased property and are paid by the Company.

                              Carpetland USA, Inc.

5.       LEASES (CONTINUED)

Future minimum payments under all noncancellable operating leases in effect as of February 29, 1996, with initial or remaining lease terms of one year or more, are as follows:

            FISCAL YEAR                              TOTAL
         ----------------------------------------------------
         February 28, 1997                       $  3,406,000
         February 28, 1998                          3,131,000
         February 28, 1999                          2,975,000
         February 29, 2000                          2,855,000
         February 28, 2001                          2,524,000
         Thereafter                                13,309,000
                                                 ============
                                                 $ 28,200,000
                                                 ============


6.  TAXES

Prior to February 19, 1996, the Company elected to be taxed as an S Corporation under applicable provisions of the Internal Revenue Code. Accordingly, federal and state taxable income through February 19, 1996 is reported on the individual shareholder's personal income tax returns.

The Board of Directors declared dividends to reimburse shareholders for their pro rata share of income taxes at the highest statutory federal income tax rate and the effective state income tax rate. Such dividends amounted to $688,000 for fiscal 1996.

The provision for income taxes in the statement of operations represents taxes for those states that do not recognize the federal S Corporation status and for state taxes resulting from the termination of the S Corporation.

                              Carpetland USA, Inc.

7.  CARPETLAND USA SAVINGS AND INVESTMENT PLAN AND TRUST

The Company contributes to the Carpetland USA Savings and Investment Plan (a defined contribution plan qualified under section 401(k) of the Internal Revenue
Code) which covers substantially all employees. Employees can contribute up to a maximum of 10% of eligible compensation. The Company makes matching contributions to the plan equal to 25% of the first 6% contributed by the employee. In addition, the Company makes a discretionary contribution based largely on the overall profitability of the Company. Total Company contributions to the plan totaled $179,000 for fiscal 1996.

8.  GUARANTEES

The Company has guaranteed certain leases, mortgages, and other obligations associated with qualified new franchise operations. The total amount of guarantees as of February 29, 1996 is $608,000. The maximum amount of guarantees and loans is limited to $1,500,000.

                              THE MAXIM GROUP, INC.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

                              DOLLARS IN THOUSANDS




INTRODUCTION

The following unaudited pro forma condensed balance sheet and statements of operations have been prepared to reflect The Maxim Group, Inc.'s (the "Company") purchase from Shaw Industries, Inc. of substantially all of the assets and the assumption of selected liabilities of the Shaw Residential Retail Group ("Shaw") (the "Purchase Transaction"). The Purchase Transaction was effective on August 9, 1998. The consideration paid by the Company to Shaw Industries, Inc. in connection with the Purchase Transaction was approximately $114,300, consisting of cash of $25,000, a note of approximately $12,029, and 3,150,000 shares of the Company's common stock and the assumption of certain liabilities of approximately $24,900, subject to post-closing adjustments.

The unaudited pro forma condensed statements of operations for the year ended January 3, 1998 and the six months ended July 31, 1998, and the unaudited pro forma condensed balance sheet as of January 31, 1998, set forth below, have been prepared by combining the Company's audited consolidated statement of operations for the year ended January 31, 1998 with Shaw's audited combined statement of operations for the year ended January 3, 1998; combining the Company's unaudited condensed consolidated statement of operations for the six months ended July 31, 1998 with Shaw's unaudited condensed combined statement of operations for the six months ended June 28, 1998; and combining the Company's unaudited condensed consolidated balance sheet as of July 31, 1998 with Shaw's unaudited condensed combined balance sheet as of July 3, 1998.

The unaudited pro forma condensed statements of operations for the year ended January 31, 1998 and the six months ended July 31, 1998 were prepared as if the Purchase Transaction had occurred on February 1, 1997 and 1998, respectively. The unaudited pro forma condensed balance sheet as of July 31, 1998 was prepared giving effect to the Purchase Transaction on such date.

For purposes of presenting pro forma results, no changes in revenues and expenses have been made to reflect the result of any modification to operations that might have been made had the Purchase Transaction been consummated on the assumed effective date of such transaction. The pro forma expenses include the recurring costs which are directly attributable to the Purchase Transaction, such as interest expense and amortization of goodwill, and their related tax effects. The pro forma adjustments made to the pro forma condensed balance sheet include (i) adjustments to remove selected Shaw assets not acquired and liabilities not assumed in the Purchase Transaction, (ii) $25,000 of additional borrowings under the Company's credit facility, (iii) the payment to Shaw Industries, Inc. of $25,000 cash, a note in the amount of $18,048 and 3,150,000 shares of the Company's common stock, (iv) execution of the Company's plan to exit certain of the acquired locations and dispose of certain of the acquired assets, and (v) the recognition of goodwill resulting from the Purchase Transaction. The pro forma financial information does not purport to be indicative of the results which would actually have been attained had such transactions been completed as of the date and for the periods presented or which may be attained in the future.

The unaudited pro forma condensed balance sheet reflects the preliminary allocation of purchase price to the assets acquired and liabilities assumed in the Purchase Transaction to the Company's tangible and intangible assets and liabilities. The final allocation of such purchase price, and the resulting depreciation and amortization expense in the accompanying unaudited pro forma statements of operations, will differ from the preliminary estimates due to the final allocation being based on actual closing date amounts of assets and liabilities, management's final formulation of a plan to exit certain of the acquired locations, and a final determination of the fair market values of property and other assets as of the closing date.

                              THE MAXIM GROUP, INC.


                        PRO FORMA CONDENSED BALANCE SHEET

                                  JULY 31, 1998

                                   (UNAUDITED)







                                                                                PRO FORMA ADJUSTMENTS
                                                     MAXIM         SHAW       ------------------------   PRO FORMA
                                                 JULY 31, 1998 JULY 4, 1998     DEBIT        CREDIT        TOTAL
                                                  ------------ ------------   --------      ----------    --------
ASSETS:
   Current assets:
      Cash and cash equivalents                   $  25,030     $  10,980   $  25,000 (b) $ (25,000)(c) $  30,347
                                                                                             (5,663)(a)
      Trade accounts receivable (net)                69,461        14,727         894 (a)                  85,082
      Other receivable                                4,322         4,321                    (3,155)(a)     5,488
      Notes receivable                                1,562           372                      (372)(a)     1,562
      Inventory                                      64,808        45,801                    (7,346)(a)   103,263
      Deferred tax                                    5,804         5,537                    (5,537)(a)     5,804
      Other current assets                            6,430         4,211                      (684)(a)     9,957
                                                   --------      --------                                --------
            Total current assets                    177,417        85,949                                 241,503
   Property and equipment                           156,662        19,090         877 (a)    (1,800)(d)   174,829
   Intangibles                                       11,453       133,667      29,414 (c)  (133,667)(a)    46,667
                                                                                5,800 (d)
   Other assets                                      17,899         3,133           0        (2,328)(a)    18,704
                                                   --------      --------                                --------
            Total assets                           $363,431      $241,839                                $481,703
                                                   --------      --------                                --------

LIABILITIES:
   Current liabilities:
      Accounts payable                             $ 19,369     $  50,916     (40,918)(a)               $  29,367
      Accrued liabilities                            52,138        21,517      (8,735)(a)     4,000 (d)    68,920
      Notes payable                                       0             0                    12,029 (c)    12,029
      Lease obligations                                 503             0                                     503
      Current maturities                                150           288         (33)(a)                     405
                                                   --------      --------                                --------
            Total current liabilities                72,160        72,721                                 111,224
   Lease obligations                                  1,174             0                                   1,174
   Long-term debt (net)                             169,025         1,244        (314)(a)    25,000 (b)   194,955
   Other Liabilities                                  3,676         6,584      (5,675)(a)                   4,585
                                                   --------      --------                                --------
            Total liabilities                       246,035        80,549                                 311,938
                                                   --------      --------                                --------
EQUITY:
   Common stock                                          18             0                         3 (c)        21
   Paid-in capital                                  121,214             0                    52,366 (c)   173,580
   Retained earnings                                 15,142             0                                  15,142
   Treasury stock                                   (18,978)            0                                 (18,978)
   Investment by Shaw Industries                          0       161,290    (101,306)(a)                       0
                                                                              (59,984)(c)
                                                   --------      --------                                --------
            Total equity                            117,396       161,290                                 169,765
                                                   --------      --------    --------      --------      --------
            Total liabilities and equity           $363,431      $241,839    $278,950      $278,950      $481,703
                                                   ========      ========    ========      ========      ========

                              THE MAXIM GROUP, INC.


                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JULY 31, 1998

                                   (UNAUDITED)




                                                                  MAXIM         SHAW
                                                                SIX MONTHS   SIX MONTHS
                                                                  ENDED        ENDED       PRO FORMA      PRO FORMA
                                                              JULY 31, 1998 JULY 4, 1998  ADJUSTMENTS       TOTAL
                                                              ------------- ------------- -----------     ---------

REVENUES                                                       $   205,413   $266,944                  $    472,357

COST OF SALES                                                      143,200    165,082                       308,282
                                                               -----------   --------                  ------------
            Gross profit                                            62,213    101,862                       164,075

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE                        44,299    114,669      $   881 (e)      159,849

INTEREST EXPENSE, NET                                                4,782        289        1,405 (f)        6,476

OTHER (INCOME) EXPENSE, NET                                           (307)       115                          (192)

NONRECURRING CHARGE                                                 33,000          0                        33,000
                                                               -----------   --------                  ------------
LOSS BEFORE INCOME TAXES                                           (19,561)   (13,211)                      (35,058)

INCOME TAX BENEFIT                                                  (5,315)         0         (892)(g)       (6,207)
                                                               -----------   --------     --------     ------------
NET LOSS                                                       $   (14,246)  $(13,211)    $ (1,394)     $   (28,851)
                                                               ===========   ========     ========      ===========

EARNINGS PER SHARE (G):
   Basic                                                       $     (0.87)       N/A                   $     (1.48)
                                                               -----------   --------                  ------------
   Diluted                                                     $     (0.87)       N/A                   $     (1.48)
                                                               -----------   --------                  ------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING (G):
      Basic                                                     16,364,000        N/A                   $19,514,000
                                                               -----------   --------                  ------------
      Diluted                                                   16,364,000        N/A                   $19,514,000
                                                               -----------   --------                  ------------

                              THE MAXIM GROUP, INC.


                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED JANUARY 31, 1998

                                   (UNAUDITED)







                                                          MAXIM            SHAW
                                                       FISCAL YEAR      FISCAL YEAR
                                                          ENDED             ENDED         PRO FORMA   PRO FORMA
                                                      JANUARY 31, 1998 JANUARY 3, 1998   ADJUSTMENTS    TOTAL
                                                      ---------------- ---------------  ------------  ----------

REVENUES                                                $   365,127       $ 583,843                   $   948,970

COST OF SALES                                               249,381         366,578                       615,959
                                                        -----------        --------                   -----------
            Gross profit                                    115,746         217,265                       333,011

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE                 83,955         254,002       $  1,761 (e)    339,718

INTEREST EXPENSE, NET                                         5,715             146          2,810 (f)      8,671

OTHER (INCOME) EXPENSE, NET                                    (394)         15,676                        15,282
                                                        -----------        --------                   -----------
EARNINGS (LOSS) BEFORE INCOME TAXES AND
   EXTRAORDINARY CHARGE                                      26,470         (52,559)                      (30,660)

INCOME TAX EXPENSE                                           10,314               -         (1,783)(g)      8,531
EARNINGS (LOSS) BEFORE EXTRAORDINARY                    -----------        --------       --------    -----------
  CHARGE                                                     16,156         (52,559)                      (39,191)

EXTRAORDINARY CHARGE, NET OF INCOME TAX BENEFIT                 785               -                           785
                                                        -----------       ---------        -------    -----------
NET EARNINGS (LOSS)                                     $    15,371       $ (52,559)       $ 2,788    $   (39,976)
                                                        ===========       =========        =======    ===========
EARNINGS PER COMMON SHARE (G):
   Basic:
      Earnings (loss) before extraordinary charge       $      1.00             N/A                   $     (2.72)
      Extraordinary charge                                    (0.05)            N/A                         (0.04)
                                                        -----------        --------                   -----------
            Basic earnings (loss)                       $      0.95             N/A                   $     (2.76)
                                                        -----------        --------                   -----------
   Diluted:
      Earnings (loss) before extraordinary charge       $      0.96             N/A                   $     (2.72)
      Extraordinary charge                                    (0.04)            N/A                         (0.04)
                                                        -----------        --------                   -----------
            Diluted earnings (loss)                     $      0.92             N/A                   $     (2.76)
                                                        -----------        --------                   -----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING (G):
      Basic                                              16,158,000             N/A                    19,308,000
                                                        -----------        --------                   -----------
      Diluted                                            16,766,000             N/A                    19,308,000
                                                        -----------        --------                   -----------

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS



(a) To remove selected Shaw assets not acquired and liabilities not assumed in the Purchase Transaction.

(b) To recognize $25,000 of additional borrowings under the company's credit facility.

(c) To recognize the payment to Shaw Industries, Inc. of $25,000 cash, a promissory note in the amount of $12,029, and 3,150,000 shares of the Company's common stock at its fair value at the date of issuance and the excess of the cost of the assets acquired over their fair market value at the date of acquisition as goodwill.

(d) To recognize (i) liabilities associated with lease obligations of approximately $4,000 in connection with the Company's preliminary plan to exit certain of the acquired locations and (ii) the Company's planned disposal of certain of the acquired assets.

(e) To reflect amortization of goodwill recorded in connection with (c) above. The Company amortized goodwill on a straight-line basis over a period of 20 years.

(f) To reflect interest on (i) increased borrowings under the Company's credit facility at an assumed rate equal to the average LIBOR rate for the relevant period plus 1.75% (7.39% for the year ended January 31, 1998 and the six months ended July 31, 1998, respectively) and (ii) the promissory note issued to Shaw Industries, Inc. at a rate of 8%.

(g) To provide for the federal and state tax effects of the pro forma adjustments in (e) and (f) above.

(h) Net earnings per common share are computed assuming that the 3,150,000 shares of the Company's common stock issued in connection with the Purchase Transaction are outstanding for the entire periods presented.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE MAXIM GROUP, INC.



                                 By: /s/ Gary F. Brugliera
                                    -------------------------------------
                                    Gary F. Brugliera
                                    Executive Vice President and
                                    Chief Financial Officer

Dated: October 23, 1998

                                  EXHIBIT INDEX


EXHIBIT NO                              DESCRIPTION OF EXHIBIT
----------                          -------------------------------


23.1                                Consent of Arthur Andersen LLP.

23.2                                Consent of Ernst & Young LLP.

23.3                                Consent of BDO Seidman, LLP.